SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2005

CONSOLIDATED CONTAINER COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware	333-88157	75-2825338
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3101 Towercreek Parkway, Suite 300 Atlanta, GA	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 742-4600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

ITEM 8.01 OTHER EVENTS

On October 18, 2005, Stephen E. Macadam resigned his position as President and Chief Executive Officer (“CEO”) of Consolidated Container Company LLC (“CCC”), effective immediately, to accept a position at BlueLinx Holdings Inc. Mr. Macadam will remain as a member of the Management Committee of Consolidated Container Holdings LLC (“Holdings”), the sole member and manager of Consolidated Container Company LLC.

Effective October 18, 2005, Jeffrey M. Greene assumed the position of President and CEO of CCC vacated by Mr. Macadam. Mr. Greene was also appointed to the Management Committee of Holdings. Mr. Greene, 46, joined CCC in 2002 as vice president of Continental Plastic Containers, a division of CCC, and most recently served as senior vice president of CCC’s Consumer Packaging Group. His background includes sales and operating positions at such well-known companies as Champion International, Union Camp Corporation and International Paper Company. Immediately prior to joining CCC, he was senior vice president of operations at Exopack LLC from July 1999 until February 2002. Mr. Greene received his B.S. in health science with a minor in business from Springfield College.

The press release announcing this change in executive management is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The exhibit listed below and in the accompanying Exhibit Index is filed as part of this Current Report on Form 8-K.

EXHIBIT NO.	TITLE
99.1	Press Release of Consolidated Container Company LLC issued October 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CONTAINER COMPANY LLC

By:	/s/ Richard P. Sehring
Name:	Richard P. Sehring
Title:	Chief Financial Officer

Date: October 21, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Consolidated Container Company LLC issued October 18, 2005.